Exhibit 21 – Subsidiaries of the Registrant

Listed below are subsidiaries of Cigna Corporation as of December 31, 2020 with their jurisdictions of organization. Those subsidiaries not listed would not, in the aggregate, constitute a “significant subsidiary” of Cigna Corporation, as that term is defined in Rule 1-02(w) of Regulation S-X.

Entity Name	Jurisdiction

Accredo Health Group, Inc.	Delaware
Accredo Health, Incorporated	Delaware
Allegiance Life & Health Insurance Company	Montana
American Retirement Life Insurance Company	Ohio
Bravo Health Mid-Atlantic, Inc.	Maryland
Bravo Health Pennsylvania, Inc.	Pennsylvania
Care Continuum, Inc.	Kentucky
CareCore National, LLC	New York
CareCore NJ, LLC	New Jersey
Chiro Alliance Corporation	Florida
Cigna & CMB Life Insurance Company Limited	China
Cigna Arbor Life Insurance Company	Connecticut
Cigna Brokerage & Marketing (Thailand) Limited	Thailand
Cigna Dental Health Of California, Inc.	California
Cigna Dental Health Of Colorado, Inc.	Colorado
Cigna Dental Health Of Delaware, Inc.	Delaware
Cigna Dental Health Of Florida, Inc.	Florida
Cigna Dental Health of Illinois, Inc.	Illinois
Cigna Dental Health Of Kansas, Inc.	Kansas
Cigna Dental Health Of Kentucky, Inc.	Kentucky
Cigna Dental Health Of Maryland, Inc.	Maryland
Cigna Dental Health Of Missouri, Inc.	Missouri
Cigna Dental Health Of New Jersey, Inc.	New Jersey
Cigna Dental Health Of North Carolina, Inc.	North Carolina
Cigna Dental Health Of Ohio, Inc.	Ohio
Cigna Dental Health Of Pennsylvania, Inc.	Pennsylvania
Cigna Dental Health Of Texas, Inc.	Texas
Cigna Dental Health Of Virginia, Inc.	Virginia
Cigna Dental Health Plan Of Arizona, Inc.	Arizona
Cigna Europe Insurance Company S.A.-N.V.	Belgium
Cigna Global Insurance Company Limited	Guernsey
Cigna Global Reinsurance Company, Ltd.	Bermuda
Cigna Health and Life Insurance Company	Connecticut
Cigna HealthCare Mid-Atlantic, Inc.	Maryland
Cigna HealthCare of Arizona, Inc.	Arizona
Cigna HealthCare of California, Inc.	California

Cigna HealthCare of Colorado, Inc.	Colorado
Cigna HealthCare of Connecticut, Inc.	Connecticut
Cigna HealthCare of Florida, Inc.	Florida
Cigna HealthCare of Georgia, Inc.	Georgia
Cigna HealthCare of Illinois, Inc.	Illinois
Cigna HealthCare of Indiana, Inc.	Indiana
Cigna HealthCare of Maine, Inc.	Maine
Cigna HealthCare of Massachusetts, Inc.	Massachusetts
Cigna HealthCare of New Hampshire, Inc.	New Hampshire
Cigna HealthCare of New Jersey, Inc.	New Jersey
Cigna HealthCare of North Carolina, Inc.	North Carolina
Cigna HealthCare of Pennsylvania, Inc.	Pennsylvania
Cigna HealthCare of South Carolina, Inc.	South Carolina
Cigna HealthCare of St. Louis, Inc.	Missouri
Cigna HealthCare of Tennessee, Inc.	Tennessee
Cigna HealthCare of Texas, Inc.	Texas
Cigna HealthCare of Utah, Inc.	Utah
Cigna Holding Company	Delaware
Cigna Holdings, Inc.	Delaware
Cigna Insurance Middle East S.A.L.	Lebanon
Cigna Insurance Public Company Limited	Thailand
Cigna Insurance Services (Europe) Limited	United Kingdom
Cigna Life Insurance Company of Canada	Canada
Cigna Life Insurance Company of Europe S.A.-N.V.	Belgium
Cigna Life Insurance New Zealand Limited	New Zealand
Cigna National Health Insurance Company	Ohio
Cigna Saglik Hayat ve Emeklilik A.S.	Turkey
Cigna Taiwan Life Assurance Company Limited	Taiwan
Cigna Worldwide Life Insurance Company Limited	Hong Kong
Connecticut General Corporation	Connecticut
Connecticut General Life Insurance Company	Connecticut
CuraScript, Inc.	Delaware
ESI Mail Pharmacy Service, Inc.	Delaware
Evernorth Health, Inc.	Delaware
eviCore healthcare MSI, LLC	Tennessee
Express Reinsurance Company	Missouri
Express Scripts Administrators LLC	Delaware
Express Scripts Pharmaceutical Procurement, LLC	Delaware
Express Scripts Strategic Development, Inc.	New Jersey
Express Scripts Utilization Management Company	Delaware
Express Scripts, Inc.	Delaware
HealthSpring Life & Health Insurance Company, Inc.	Texas
HealthSpring of Florida, Inc.	Florida

Inside RX, LLC	Delaware
LINA Life Insurance Company of Korea	South Korea
Loyal American Life Insurance Company	Ohio
ManipalCigna Health Insurance Company Limited	India
Matrix Healthcare Services, Inc.	Florida
Medco Containment Insurance Company of NY	New York
Medco Containment Life Insurance Company	Pennsylvania
Medco Health Services, Inc.	Delaware
Medco Health Solutions, Inc.	Delaware
MSI Health Organization of Texas, Inc.	Texas
Provident American Life & Health Insurance Company	Ohio
PT Asuransi Cigna	Indonesia
Sterling Life Insurance Company	Illinois
Temple Insurance Company Limited	Bermuda
United Benefit Life Insurance Company	Ohio